NEWS RELEASE

OppFi Reports Record Annual Revenue, Net Income, and Adjusted Net Income

2026-03-11

Net income increased 74.4% year over year to $146.2 million, a new Company record

Adjusted net income1 increased 69.1% year over year to $139.8 million, a new Company record

Basic and diluted earnings per share ("EPS") increased $0.63 year over year to $0.99

Adjusted EPS1 increased $0.64 year over year to $1.59, a new Company record

CHICAGO, March 11, 2026 /PRNewswire/ -- OppFi Inc. (NYSE: OPFI) ("OppFi" or the "Company"), a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans, today reported record financial results for the quarter and year ended December 31, 2025.

"Our record-breaking results in 2025 capped off an extraordinary year for the company, as OppFi achieved record total originations, revenue, net income, and adjusted net income. Additionally, OppFi finished 2025 with a record-end receivables balance, providing strong momentum going into 2026, to grow revenue and profitability as reflected in our guidance," said Todd Schwartz, Chief Executive Officer and Executive Chairman of OppFi.

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(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.

Financial Summary

The following tables present a summary of OppFi's results for the three months and years ended December 31, 2025 and 2024 (in thousands, except per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

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(Unaudited)	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024		Change %
Total revenue(1)	$	159,250	$	135,723	17.3 %
Net income	$	38,444	$	13,973	175.1 %
Net income (loss) attributable to OppFi Inc.	$	16,846	$	(5,609)	400.3 %
Adjusted net income(2)	$	25,815	$	20,295	27.2 %
Basic EPS	$	0.61	$	(0.26)	334.0 %
Diluted EPS(3)	$	0.38	$	(0.26)	245.3 %
Adjusted EPS(2,3)	$	0.30	$	0.23	27.7 %

(1) Total revenue is calculated as the sum of interest on finance receivables and other revenue.
(2) Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, stock options, and securities issued in the employee stock purchase plan in any periods in which their inclusion would have an antidilutive effect.

(Unaudited)	Year Ended December 31, 2025		Year Ended December 31, 2024		Change %
Total revenue(1)	$	597,050	$	525,963	13.5 %
Net income	$	146,247	$	83,837	74.4 %
Net income attributable to OppFi Inc.	$	26,329	$	7,258	262.8 %
Adjusted net income(2)	$	139,759	$	82,665	69.1 %
Basic EPS	$	0.99	$	0.36	175.7 %
Diluted EPS(3)	$	0.99	$	0.36	175.7 %
Adjusted EPS(2,3)	$	1.59	$	0.95	66.6 %

(1) Total revenue is calculated as the sum of interest on finance receivables and other revenue.
(2) Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, stock options, and securities issued in the employee stock purchase plan in any periods in which their inclusion would have an antidilutive effect.

Key Performance Metrics

The following tables represent key performance metrics as of and for the three months and years ended December 31, 2025 and 2024 (in thousands, except percentage metrics).

(Unaudited)	As of and for the Three Months Ended December 31, 2025		As of and for the Three Months Ended December 31, 2024	
Total net originations(a)	$	230,120	$	213,668
Total retained net originations(a)	$	201,219	$	192,503
Ending receivables(b)	$	493,118	$	425,240
Net charge-offs as % of total revenue(c)		45 %		42 %
Net charge-offs as % of average receivables, annualized(c)		59 %		54 %
Average yield, annualized(d)		130 %		130 %
Auto-approval rate(e)		79 %		79 %

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

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(Unaudited)	As of and for the Years Ended December 31, 2025	December 31, 2024
Total net originations(a)	$ 899,270	$ 801,514
Total retained net originations(a)	$ 791,124	$ 732,799
Ending receivables(b)	$ 493,118	$ 425,240
Net charge-offs as % of total revenue(c)	37 %	39 %
Net charge-offs as % of average receivables(c)	49 %	51 %
Average yield(d)	133 %	131 %
Auto-approval rate(e)	79 %	76 %

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

Share Repurchase Program Update

During the year ended December 31, 2025, OppFi repurchased 1,541,949 shares of Class A Common Stock, which were held as treasury stock as of December 31, 2025, for an aggregate purchase price of $15.5 million at an average purchase price per share of $10.04. As of December 31, 2025, $20.9 million of the repurchase authorization under the 2024 Repurchase Program remained available.

Full-Year 2026 Guidance

- Total revenue of $650 million to $675 million, up 9% to 13% year over year
- Adjusted net income of $153 million to $160 million, up 9% to 14% year over year
- Adjusted EPS of $1.76 to $1.84, up 11% to 16% year over year, based on an approximate weighted average diluted share count of 87 million

Conference Call

Management will host a conference call today at 9:00 a.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website. An archived version of the webcast will be available on OppFi's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (800) 445-7795
- International: (785) 424-1699
- Conference ID: OPPFI

About OppFi

OppFi (NYSE: OPFI) is a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans. Through this transparent and responsible platform, which emphasizes financial inclusion and exceptional customer experience, the Company assists consumers who are underserved by traditional financing options in building improved financial health. OppLoans by OppFi maintains a 4.4/5.0 star rating on Trustpilot based on over 5,400 reviews, positioning the Company among the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC ("Bitty"), a credit access company that

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provides revenue-based financing and other working capital solutions to small businesses. For additional information, please visit **oppfi.com**.

Contacts:

Investor Relations:
Mike Gallentine
Head of Investor Relations
mgallentine@opploans.com

Media Relations:
media@oppfi.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2026 guidance, the future performance of OppFi's platform and underwriting models, and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; OppFi's ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to any material weakness in OppFi's internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected

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by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected full year 2026 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Consolidated Statements of Operations

The following tables present consolidated statements of operations for the three months and years ended December 31, 2025 and 2024 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Comparison of the three months ended December 31, 2025 and 2024

(Unaudited)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Change $	Change %
Revenue:				
Interest on finance receivables	$ 157,801	$ 134,337	$ 23,464	17.5 %
Other revenue	1,449	1,386	63	4.5
	159,250	135,723	23,527	17.3
Change in fair value of finance receivables	(73,681)	(54,897)	(18,784)	34.2
Provision for credit losses on finance receivables	—	(8)	8	(100.0)
Net revenue	85,569	80,818	4,751	5.9

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Expenses:(a)				
Salaries and employee benefits	14,650	14,447	203	1.4
Direct marketing costs	14,198	13,318	880	6.6
Interest expense and amortized debt issuance costs	9,402	11,029	(1,627)	(14.8)
Professional fees	5,012	5,581	(569)	(10.2)
Technology costs	2,959	3,110	(151)	(4.9)
Payment processing fees	1,720	1,632	88	5.4
Occupancy	1,028	1,041	(13)	(1.2)
Depreciation and amortization	764	2,126	(1,362)	(64.1)
Exit costs, net	—	37	(37)	(100.0)
General, administrative and other	4,903	3,825	1,078	28.2
Total expenses	54,636	56,145	(1,509)	(2.7)
Income from operations	30,933	24,673	6,260	25.4
Other (expense) income:				
Change in fair value of warrant liabilities	11,876	(10,994)	22,870	208.0
Income from equity method investment	1,412	815	597	73.2
Other (expense) income, net	(4,414)	79	(4,493)	(5721.2)
Income before income taxes	39,807	14,573	25,234	173.2
Income tax expense	1,363	600	763	127.2
Net income	38,444	13,973	24,471	175.1
Less: net income attributable to noncontrolling interest	21,599	19,582	2,017	10.3
Net income (loss) attributable to OppFi Inc:	$ 16,846	$ (5,609)	$ 22,455	400.3 %
Earnings (loss) per common share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 0.61	$ (0.26)		
Diluted	$ 0.38	$ (0.26)		
Weighted average common shares outstanding:				
Basic	27,517,762	20,248,004		
Diluted	87,141,594	20,248,004		

(a) Beginning with the quarter ended September 30, 2025, for all periods presented, we aligned our expense classifications as presented in the Consolidated Statements of Operations.

Comparison of the years ended December 31, 2025 and 2024

	Year Ended December 31,		Change	
	2025	2024	$ Change	% Change
	(Unaudited)			
Revenue:				
Interest on finance receivables	$ 591,769	$ 521,227	$ 70,542	13.5 %
Other revenue	5,281	4,736	545	11.5
	597,050	525,963	71,087	13.5
Change in fair value of finance receivables	(215,868)	(204,443)	(11,425)	5.6
Provision for credit losses on finance receivables	—	(42)	42	(100.0)
Net revenue	381,182	321,478	59,704	18.6
Expenses:(a)				
Salaries and employee benefits	60,695	60,475	220	0.4
Direct marketing costs	50,890	49,208	1,682	3.4
Interest expense and amortized debt issuance costs	39,367	44,708	(5,341)	(11.9)
Professional fees	20,103	21,574	(1,471)	(6.8)
Technology costs	12,433	12,171	262	2.2
Payment processing fees	6,589	7,119	(530)	(7.4)
Depreciation and amortization	5,159	9,621	(4,462)	(46.4)
Occupancy	4,127	4,030	97	2.4
Exit costs, net	(1,449)	2,983	(4,432)	(148.6)
General, administrative and other	16,590	15,053	1,537	10.2
Total expenses	214,504	226,942	(12,438)	(5.5)
Income from operations	166,678	94,536	72,142	76.3
Other (expense) income:				
Change in fair value of warrant liabilities	(11,347)	(8,244)	(3,103)	37.6
Income from equity method investment	4,974	1,442	3,532	244.9
Other (expense) income, net	(4,173)	318	(4,491)	(1411.7)
Income before income taxes	156,132	88,052	68,080	77.3
Income tax expense	9,885	4,215	5,670	134.5
Net income	146,247	83,837	62,410	74.4
Less: net income attributable to noncontrolling interest	119,918	76,579	43,339	56.6
Net income attributable to OppFi Inc.	$ 26,329	$ 7,258	$ 19,071	262.8 %
Earnings per common share attributable to OppFi Inc.:				
Earnings per common share:				
Basic	$ 0.99	$ 0.36		
Diluted	$ 0.99	$ 0.36		
Weighted average common shares outstanding:				
Basic	26,506,458	20,145,606		
Diluted	26,506,458	20,145,606		

(a) Beginning with the quarter ended September 30, 2025, for all periods presented, we aligned our expense classifications as presented in the Consolidated Statements of Operations.

Condensed Consolidated Balance Sheets

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The following table presents consolidated balance sheets as of December 31, 2025 and 2024 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	(Unaudited) December 31, 2025	December 31, 2024	Change $	Change %
Assets				
Cash and restricted cash	$ 93,263	$ 88,288	$ 4,975	5.6 %
Finance receivables at fair value	546,236	473,696	72,540	15.3
Equity method investment	19,076	19,194	(118)	(0.6)
Other assets	95,515	59,993	35,522	59.2
Total assets	$ 754,090	$ 641,171	$ 112,919	17.6 %
Liabilities and stockholders' equity				
Accounts payable and accrued expenses	$ 46,171	$ 33,290	$ 12,881	38.7 %
Other liabilities	51,235	39,802	11,433	28.7
Total debt	321,353	318,758	2,595	0.8
Warrant liabilities	26,455	15,108	11,347	75.1
Total liabilities	445,214	406,958	38,256	9.4
Total stockholders' equity	308,876	234,213	74,663	31.9
Total liabilities and stockholders' equity	$ 754,090	$ 641,171	$ 112,919	17.6 %

Condensed Consolidated Statement of Cash Flows

The following table presents the consolidated statement of cash flows for the years ended December 31, 2025 and 2024 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Year Ended December 31,		Change	
(Unaudited)	2025	2024	$	%
Net cash provided by operating activities	$ 401,305	$ 323,806	$ 77,499	23.9 %
Net cash used in investing activities	$ (307,804)	$ (243,442)	$ (64,362)	26.4
Net cash used in financing activities	$ (88,526)	$ (66,019)	$ (22,507)	34.1
Net increase in cash and restricted cash	$ 4,975	$ 14,345	$ (9,370)	(65.3) %

Financial Capacity and Capital Resources

As of December 31, 2025, OppFi had $49.5 million in unrestricted cash, a decrease of $11.9 million from December 31, 2024. As of December 31, 2025, OppFi had an additional $203.6 million of unused debt capacity under its financing facilities for future availability, representing a 39% overall undrawn capacity, a decrease from $206.2 million as of December 31, 2024. The decrease in undrawn debt was driven primarily by an increase in the utilization of revolving lines of credit to fund receivables growth. Including total financing commitments of $525.0 million and cash and restricted cash on the balance sheet of $93.3 million, OppFi had approximately $618.3 million in funding capacity as of December 31, 2025.

Reconciliation of Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures for the three months and years ended December 31, 2025 and 2024 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the

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underlying whole-dollar amounts.

Adjusted EBT and Adjusted Net Income

Comparison of the three months ended December 31, 2025 and 2024

(Unaudited)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Change $	Change %
Net income	$ 38,444	$ 13,973	$ 24,471	175.1 %
Income tax expense	1,363	600	763	127.2
Other expense (income), net	4,414	(79)	4,493	5720.9
Change in fair value of warrant liabilities	(11,876)	10,994	(22,870)	(208.0)
Other adjustments, net(a)	2,675	921	1,754	190.4
Adjusted EBT	35,020	26,409	8,611	32.6
Less: pro forma taxes(b)	9,205	6,114	3,091	50.6
Adjusted net income	25,815	20,295	5,520	27.2 %
Adjusted earnings per share	$ 0.30	$ 0.23		
Weighted average diluted shares outstanding	87,141,594	87,504,493		

(a) For the three months ended December 31, 2025, other adjustments, net of $2.7 million included $1.7 million in expenses related to stock compensation, $0.8 million in expenses related to the tax receivable agreement liability, $0.4 million in expenses related to legal matters, and $0.2 million in expenses related to severance, partially offset by a $0.5 million addback related to corporate development. For the three months ended December 31, 2024, other adjustments, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 26.28% for the three months ended December 31, 2025 and a tax rate of 23.15% for the three months ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the years ended December 31, 2025 and 2024

(Unaudited)	Year Ended December 31, 2025	Year Ended December 31, 2024	Change $	Change %
Net income	$ 146,247	$ 83,837	$ 62,410	74.4 %
Income tax expense	9,885	4,215	5,670	134.5
Other expense (income), net	4,173	(318)	4,491	1411.7
Change in fair value of warrant liabilities	11,347	8,244	3,103	37.6
Other adjustments, net(a)	12,218	12,024	194	1.6
Adjusted EBT	183,870	108,002	75,868	70.2
Less: pro forma taxes(b)	44,111	25,337	18,774	74.1
Adjusted net income	139,759	82,665	57,094	69.1 %
Adjusted earnings per share	$ 1.59	$ 0.95		
Weighted average diluted shares outstanding	87,947,364	86,652,427		

(a) For the year ended December 31, 2025, other adjustments, net of $12.2 million included $10.0 million in expenses related to stock compensation, $1.2 million in expenses related to legal matters, $0.9 million in expenses related to severance, $0.8 million in expenses related to the tax receivable agreement liability, $0.5 million in expenses related to corporate development, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the year ended December 31, 2024, other adjustments, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.99% for the year ended December 31, 2025 and a tax rate of 23.46% for the year ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share

Comparison of the three months ended December 31, 2025 and 2024

(Unaudited)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
Weighted average Class A common stock outstanding	27,517,762	21,442,460
Weighted average Class V voting stock outstanding	58,698,241	64,758,117
Dilutive impact of restricted stock units	745,043	1,141,932

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Dilutive impact of performance stock units	22,052	71,234
Dilutive impact of stock options	158,496	89,953
Dilutive impact of employee stock purchase plan	—	797
Weighted average diluted shares outstanding	87,141,594	87,504,493

(In thousands, except share and per share data)	Three Months Ended December 31,			
	2025		2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		87,141,594		87,504,493
Net income	$ 38,444	$ 0.44	$ 13,973	$ 0.16
Income tax expense	1,363	0.02	600	0.01
Other expense (income), net	4,414	0.05	(79)	—
Change in fair value of warrant liabilities	(11,876)	(0.14)	10,994	0.13
Other adjustments, net(a)	2,675	0.03	921	0.01
Adjusted EBT	35,020	0.40	26,409	0.30
Less: pro forma taxes(b)	9,205	0.11	6,114	0.07
Adjusted net income	25,815	$ 0.30	20,295	$ 0.23

(a) For the three months ended December 31, 2025, other adjustments, net of $2.7 million included $1.7 million in expenses related to stock compensation, $0.8 million in expenses related to the tax receivable agreement liability, $0.4 million in expenses related to legal matters, and $0.2 million in expenses related to severance, partially offset by a $0.5 million addback related to corporate development. For the three months ended December 31, 2024, other adjustments, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 26.28% for the three months ended December 31, 2025 and a tax rate of 23.15% for the three months ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the years ended December 31, 2025 and 2024

	Year Ended December 31,	
(Unaudited)	2025	2024
Weighted average Class A common stock outstanding	26,506,458	20,145,606
Weighted average Class V voting stock outstanding	60,114,665	65,619,358
Dilutive impact of restricted stock units	1,090,206	789,783
Dilutive impact of performance stock units	39,440	72,802
Dilutive impact of stock options	196,595	24,679
Dilutive impact of employee stock purchase plan	—	199
Weighted average diluted shares outstanding	87,947,364	86,652,427

(In thousands, except share and per share data)	Year Ended December 31,			
	2025		2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		87,947,364		86,652,427
Net income	$ 146,247	$ 1.66	$ 83,837	$ 0.97
Income tax expense	9,885	0.11	4,215	0.05
Other expense (income), net	4,173	0.05	(318)	—
Change in fair value of warrant liabilities	11,347	0.13	8,244	0.10
Other adjustments, net(a)	12,218	0.14	12,024	0.14
Adjusted EBT	183,870	2.09	108,002	1.25
Less: pro forma taxes(b)	44,111	0.50	25,337	0.29
Adjusted net income	139,759	$ 1.59	82,665	$ 0.95

(a) For the year ended December 31, 2025, other adjustments, net of $12.2 million included $10.0 million in expenses related to stock compensation, $1.2 million in expenses related to legal matters, $0.9 million in expenses related to severance, $0.8 million in expenses related to the tax receivable agreement liability, $0.5 million in expenses related to corporate development, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the year ended December 31, 2024, other adjustments, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. The sum of the individual components of other adjustments, net may not equal the total presented due

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to the use of rounded numbers for disclosure purposes. (b) Assumes a tax rate of 23.99% for the year ended December 31, 2025 and a tax rate of 23.46% for the year ended December 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.   View original content to download multimedia:https://www.prnewswire.com/news-releases/opp�-reports-record- annual-revenue-net-income-and-adjusted-net-income-302709951.html SOURCE OppFi 10